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                                                                     Exhibit 4.1

                      SPECIMEN AMERICAN DEPOSITARY RECEIPT

                                      AMERICAN DEPOSITARY SHARES
                                      (Each American Depositary Share represents
                                      _____ deposited Shares)

                              THE BANK OF NEW YORK
                           AMERICAN DEPOSITARY RECEIPT
                            FOR ____________ SHARES,
                        PAR VALUE ___________ PER SHARE,
                                       OF
                      MINDRAY MEDICAL INTERNATIONAL LIMITED
               (INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS)

      The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that___________ ____________________________________________,
or registered assigns IS THE OWNER OF _____________________________

                           AMERICAN DEPOSITARY SHARES

representing deposited ________ shares (herein called "Shares") of Mindray Medical International Limited, incorporated under the laws of the Cayman Islands (herein called the "Company"). At the date hereof, each American Depositary Share represents _____ Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the ______ office of __________________ (herein called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286